Exhibit 99.5


Instructions: Please also provide info on conforming and non-conforming pool (cells have already been formatted in column B, C, D, E)

                                   aggregate pool
gross WAC                                   7.43%


wtd avg FICO                               611.78
FICO < 600                                 41.31%
FICO 600-650                               38.51%


wtd avg CLTV                               83.58%
CLTV = 80                                   8.91%
CLTV > 80.01                               58.07%
LTV 95.01 -100                              7.43%
Full Doc (%)                               77.41%
Stated Doc (%)                             22.59%

purch (%)                                  35.40%
CO refi (%)                                60.91%
Own Occ (%)                                96.33%
Prepay Penalty (%)                         72.44%
DTI (%)
ARM ? (%)                                  74.99%
2/28 (%)                                   30.11%
3/27 (%)                                   44.47%
1st Lien (%)                              100.00%
Avg Loan Balance                      $186,093.56
# of Loans                                   9316
Loan Bal < $100k                            7.60%
Mtg Rates > 12%                             0.06%
Manuf Housing (%)                           0.15%

largest state                         CA - 24.93%
silent 2nd (%)                             22.15%
IO loans (%)                               27.17%
5yr IO                                     26.11%
2 yr IO                                    34.10%
IO: FICO                                   622.69
IO LTV                                     81.70%
IO DTI
IO full doc                                83.50%
IO: purch                                  44.86%